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                                                                EXHIBIT 99.1


ACCREDO HEALTH, INC. ANNOUNCES RECORD YEAR-END, 4TH QUARTER RESULTS

ANNUAL EARNINGS INCREASE 126%

MEMPHIS, Tenn.--(BUSINESS WIRE)--Aug. 16, 2000--Accredo Health, Incorporated (Nasdaq:ACDO - news) today reported record results for the fiscal year and fourth quarter ended June 30, 2000. Net earnings increased 126% to $9,896,000, or $.67 per diluted share, for the year ended June 30, 2000, compared to $4,382,000, or $.42 per diluted share, for the year ended June 30, 1999. Revenues for the year increased 37% to $353,035,000, compared to $258,354,000 in the previous year. In addition, net income as a percentage of revenues improved to 2.8% for the year ended June 30, 2000, a 110 basis point increase from 1.7% in the previous year.

For the fourth quarter ended June 30, 2000, net earnings increased 90% to $2,847,000, or $0.19 per diluted share, compared to $1,499,000, or $0.11 per diluted share, for the same period in fiscal 1999. Revenues for the quarter increased 38% to $98,417,000, compared to $71,447,000 for the same period in fiscal 1999. In addition, Accredo's fourth quarter revenues reflected a 6% "same store" sequential growth, as compared to the preceding quarter, resulting in eight consecutive quarters of record revenues. Excluding the revenues of the seasonal drug Synagis(R), the sequential growth in revenues of the remaining product lines was 8% on a "same store" basis.

During the quarter, the Company's subsidiary Hemophilia Health Services, Inc. increased its investment in one of its joint ventures, Children's Hemophilia Services, by purchasing an additional 30% interest in the joint venture, bringing its ownership interest to 80%. "We are excited to have the opportunity to increase our investment in this successful joint venture," stated David Stevens, Accredo chairman and CEO. "As with our two other acquisitions made during this fiscal year, this investment was immediately accretive to earnings and will add approximately $7,000,000 in annualized revenues going forward," Stevens explained.

In addition to historical facts, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Matters subject to forward-looking statements involve risks and uncertainties, that could cause actual outcomes and results and the timing of certain events to differ materially from these statements. Risks and uncertainties include without limitation, the Company's dependence on relationships with a limited number of drug manufacturers, reimbursement and payer related risks, risks associated with making acquisitions, application of government laws and regulations and general economic, competitive, and technological risks that may affect the Company's business and prospects. These and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission.

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                     Accredo Health, Incorporated
              Condensed Consolidated Statements of Income
               (amounts in thousands, except share data)

                                                                            (Unaudited)
                                           Year Ended                   Three Months Ended
                                            June 30,                         June 30,
                                       2000             1999             2000             1999
Net revenues                       $   353,035     $   258,354     $    98,417     $    71,447
Cost of services                       300,973         220,517          83,523          61,319
                                   -----------     -----------     -----------     -----------
Gross profit                            52,062          37,837          14,894          10,128
General & administrative                23,831          17,637           6,743           4,731
Bad debts                                6,117           4,739           1,568           1,319
Depreciation and amortization            3,397           3,911             993             908
                                   -----------     -----------     -----------     -----------
Income from operations                  18,717          11,550           5,590           3,170
Interest expense (net)                   2,136           3,165             638             511
Minority interest in
  consolidated subsidiary                  177              --             177              --
                                   -----------     -----------     -----------     -----------
Net income before income
  taxes and extraordinary item          16,404           8,385           4,775           2,659
Provision for income taxes               6,508           4,003           1,928           1,160
                                   -----------     -----------     -----------     -----------
Net income(1)                      $     9,896     $     4,382     $     2,847     $     1,499
                                   ===========     ===========     ===========     ===========

Earnings per share:
  Basic                            $      0.71     $      0.46     $      0.20     $       .12
  Diluted                          $      0.67     $      0.42     $      0.19     $       .11

Weighted average shares
  outstanding:
  Basic                             13,843,187       9,501,806      14,080,242      12,718,104
  Diluted                           14,783,219      10,431,945      14,907,468      13,736,858

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                       Condensed Balance Sheets
                        (amounts in thousands)

                                                  June 30,        June 30,
                                                    2000            1999
Cash & cash equivalents                           $ 10,204        $  5,542
Accounts receivable, net                            68,417          54,816
Other current assets                                45,299          29,801
Fixed assets, net                                    6,992           3,025
Other assets                                        74,317          53,562
                                                  --------        --------
Total assets                                      $205,229        $146,746
                                                  ========        ========


Current liabilities                               $ 88,281        $ 61,253
Long-term debt                                      37,000          20,500
Other liabilities                                    2,404             866
Stockholders' equity                                77,544          64,127
                                                  --------        --------
Total liabilities and stockholders' equity        $205,229        $146,746
                                                  ========        ========

    (1) Excludes the effect of the extraordinary, non-recurring charge for the early extinguishment of the Company's senior subordinated notes and the cumulative preferred stock dividends for the year ended June 30, 1999. The senior subordinated notes and preferred stock were redeemed in connection with the Company's initial public offering in April 1999. Earnings per share including the effect of the extraordinary non-recurring charge and preferred stock dividends is reflected below:

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
                                                                                (Unaudited)
                                                  Year Ended                 Three Months Ended
                                                    June 30,                     June 30,

                                               2000           1999            2000           1999
Net income before
  extraordinary item                        $   9,896      $   4,382       $   2,847      $   1,499
Extraordinary,
  non-recurring charge
  for early extinguishment
  of debt, net of income
  tax benefit                                      --         (1,254)             --         (1,254)
Preferred stock dividends                          --         (1,617)             --            (85)
                                            ---------      ---------       ---------      ---------
Net income to common stockholders           $   9,896      $   1,511       $   2,847      $     160
                                            =========      =========       =========      =========

Basic earnings per common
  share(1)
  Net income before
    extraordinary item                      $    0.71      $    0.46       $    0.20      $    0.12
  Extraordinary,
    non-recurring charge                           --          (0.13)             --          (0.10)
  Preferred stock dividends                        --          (0.17)             --          (0.01)
                                            ---------      ---------       ---------      ---------
  Net income to common stockholders         $    0.71      $    0.16       $    0.20      $    0.01
                                            =========      =========       =========      =========

Diluted earnings per
  common share(1)
  Net income before extraordinary item      $    0.67      $    0.42       $    0.19      $    0.11
  Extraordinary, non-recurring charge              --      $   (0.12)             --          (0.09)
  Preferred stock dividends                        --          (0.16)             --          (0.01)
                                            ---------      ---------       ---------      ---------
  Net income to common stockholders         $    0.67      $    0.14       $    0.19      $    0.01
                                            =========      =========       =========      =========

Contact:
     Accredo Health Inc., Memphis
     Joel Kimbrough, 901/385-3621 (Financial Contact) www.AccredoHealth.com or
     Mimi Hall Communications Inc., Memphis
     Mimi Hall, 901/682-1360 (Media Contact)

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